EXHIBIT 23.4

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this annual report on Form 10-K of Metals USA, Inc. and to the incorporation by reference in the Form S-8 registration statement (Number 333-32363) of our report dated October 19, 1995 on Affiliated Metals Company for the years ended September 3, 1994 and September 2, 1995.

                                    RUBIN, BROWN, GORNSTEIN & CO. LLP

St. Louis, Missouri
March 27, 1998